NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

Financial Dynamics
Investors: Julie Huang/Theresa Kelleher
212-850-5600

FOR RELEASE: 7:00 AM (Eastern) July 25, 2006

CONMED Corporation Announces Second Quarter 2006 Results
- Sales Grow to $163.5 million, Sets New Quarterly Record -
- Arthroscopy Sales Grow 7.3% -

Utica, New York, July 25, 2006 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2006. Sales for the 2006 second quarter were $163.5 million compared to $158.3 million in the second quarter of 2005. Net income equaled $3.4 million, or $0.12 per diluted share for the quarter, compared to $10.5 million, or $0.35 per diluted share in the second quarter of 2005, based on a diluted weighted average share count of 28.3 million shares for the quarter ended June 30, 2006.

Excluding transition charges related to an acquisition and other unusual charges (see commentary below and attached reconciliation for additional information), non-GAAP net income for the second quarter was $6.6 million, or $0.23 per non-GAAP diluted share, compared to second quarter 2005 non-GAAP net income of $13.4 million, or $0.45 per non-GAAP diluted share. In January 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which requires companies to recognize the cost of stock options and other stock-based payments as compensation expense. As a result of adopting SFAS 123R, the diluted earnings per share and non-GAAP diluted earnings per share were reduced by approximately $0.03 per share in the June 2006 quarter.

Mr. Joseph J. Corasanti, President and Chief Operating Officer, noted, “We are pleased the positive sales momentum from the first quarter has carried over to the second quarter of 2006, exceeding our expectations and setting a record for quarterly sales. Our capital equipment business was particularly strong growing 11% over the second quarter of 2005 due to increases in video imaging products and electrosurgical generator sales. These sales results are particularly impressive since the second quarter of last year’s sales were also exceptionally strong.”

Sales outside the United States were $62.8 million in the second quarter of 2006 growing 5.3% overall and 3.6% on a constant currency basis compared to the second quarter of 2005. International sales grew to 38.4% of the Company’s total sales in the June 2006 quarter continuing the trend for higher growth in international markets.

The Company’s cash flow continued to be strong with cash from operations totaling $27.5 million for the six months ended June 30, 2006. This enabled the Company to reduce its senior credit lines and other borrowings by $6.9 million. Additionally, the Company repurchased $7.8 million of its common stock during the first six months of 2006.

CONMED News Release Continued	Page 2 of 10	July 25, 2006

Following is a summary of the Company’s sales by product line for the three months ended June 30, 2006 (in millions):

	Three Months Ended June 30,
				Constant
				Currency
	2005	2006	Growth	Growth
	(in millions)

Arthroscopy	$54.8	$58.8	7.3%	6.1%

Powered Surgical Instruments	33.9	33.3	-1.8%	-2.9%

Electrosurgery	22.6	24.2	7.1%	7.1%

Endoscopic Technologies	15.0	14.7	-2.0%	-2.0%

Endosurgery	12.9	13.3	3.1%	3.1%

Patient Care	19.1	19.2	0.5%	0.5%

	$158.3	$163.5	3.3%	2.6%

As has been previously discussed, the Company’s profitability in the latter half of 2005 and in 2006 has been impacted by several factors including increased costs of production caused by higher petroleum based plastic raw materials and transportation, litigation costs, quality initiatives, greater research and development expenditures, and higher interest costs. Management has initiated a number of profit improvement initiatives resulting in sequential operating margin improvement. For the second quarter 2006, operating margin excluding acquisition and other unusual charges, was 9.1% of sales compared to 7.5% in the fourth quarter of 2005 and 8.5% in the first quarter of 2006.

Acquisition and Unusual Charges

As a result of the acquisition of Endoscopic Technologies, the Company had been purchasing the finished goods of the product line from the former owner until adequate safety stock had been accumulated to facilitate an orderly transfer of the manufacturing process to the Company’s facilities. As of March 31, 2006 all of the required safety stock had been accumulated. During the second quarter of 2006, manufacturing of the vast majority of the products had begun, at least on a pilot run basis, in the Company’s facilities. However, first-in first-out (FIFO) inventory accounting requires that the higher cost safety stock inventory be sold before the expected lower-cost self-manufactured inventory is sold. The Company has noted this difference in cost, as well as certain other costs associated with the start-up of production, as a pro-forma adjustment to GAAP income amounts.

In April 2006, the Company refinanced its debt, resulting in a reduced interest rate and increased availability. The deferred financing fees associated with the previous debt were written off in the second quarter of 2006 amounting to $678,000.

During the second quarter of 2006, the Company was notified that the supplier of certain of its pulse oximetry products could no longer provide product because of the settlement of a patent dispute with a third party. Because the Company can no longer assure customers of a continuing supply of these products, the Company has discontinued their marketing and charged off inventory valued at $595,000. The discontinuation of these products is not expected to have a material impact on the Company’s sales or results of operations. This matter does not affect the vast majority of the Company’s pulse oximetry products and also does not affect sales of its proprietary Pro2® pulse oximetry line.

CONMED News Release Continued	Page 3 of 10	July 25, 2006

Six Month Results

For the six months ended June 30, 2006, CONMED reported revenues of $321.9 million, a 2.5% increase from the $314.1 million in the first six months of last year. Net income for the first six months of 2006 was $7.8 million, $0.27 per diluted share, compared to $21.3 million and $0.71 per share in the first six months of 2005. Non-GAAP net income for the first six months of 2006 was $12.5 million, or $0.44 per diluted share, (excluding acquisition transition and other charges) compared to non-GAAP net income of $26.9 million, or $0.90 per diluted share, for the six months ended June 30, 2005 (please see attached schedule for full explanation of transition and other charges). Adoption of SFAS 123R regarding expensing of stock options and other stock-based payments in 2006 caused diluted earnings per share and non-GAAP diluted earnings per share to be reduced by $0.05 for the six months ended June 2006.

Following is a summary of the first six months of 2006 sales by product line in millions of dollars:

	Six Months Ended June 30,
				Constant
				Currency
	2005	2006	Growth	Growth
	(in millions)

Arthroscopy	$108.8	$113.5	4.3%	4.4%

Powered Surgical Instruments	69.4	67.5	-2.7%	-2.6%

Electrosurgery	43.5	47.5	9.2%	9.2%

Endoscopic Technologies	29.2	29.4	0.7%	0.7%

Endosurgery	25.2	25.2	0.0%	0.0%

Patient Care	38.0	38.8	2.1%	2.1%

	$314.1	$321.9	2.5%	2.6%

Outlook

Mr. Corasanti concluded, “The Company’s results for the second quarter of 2006 exceeded our expectations for both sales and profitability. As a result, we continue to believe that we are on track to achieve 5% organic sales growth for 2006 compared to 2005 and that non-GAAP diluted earnings per share should approximate $0.85 - $0.90 including the non-cash charge for stock option and other share-based payments expense. We also continue to believe that our operating margin in 2007 will improve to approximately 14% of sales as growing revenues leverage the Company’s fixed-cost structure and as we realize measures to improve margins and reduce costs.”

For the third quarter 2006, CONMED anticipates revenues in the range of $152 - $157 million and diluted earnings per share on a non-GAAP basis (including SFAS 123R expense) of $0.16 - $0.20 per share.

CONMED News Release Continued	Page 4 of 10	July 25, 2006

Conference Call

The Company will webcast its second quarter 2006 conference call live over the Internet on Tuesday, July 25, 2006 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through August 1, 2006.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. Headquartered in Utica, New York, the Company’s 3,100 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 10	July 25, 2006

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006

Net sales	$158,276	$163,473	$314,135	$321,939

Cost of sales	74,325	82,939	147,371	161,676
Cost of sales, acquisition-transition -
Note A	1,827	2,760	4,165	4,589

Gross profit	82,124	77,774	162,599	155,674

Selling and administrative - Note B	53,559	58,123	106,091	116,497
Research and development	6,375	7,498	12,224	15,323
Other expense - Note C	2,576	1,584	4,476	2,154
	62,510	67,205	122,791	133,974

Income from operations	19,614	10,569	39,808	21,700

Loss on early extinguishment of debt	-	678	-	678

Interest expense	3,571	4,675	7,330	9,541

Income before income taxes	16,043	5,216	32,478	11,481

Provision for income taxes	5,535	1,802	11,205	3,727

Net income	$10,508	$3,414	$21,273	$7,754

Per share data:

Net Income
Basic	$.36	$.12	$.73	$.28
Diluted	.35	.12	.71	.27

Weighted average common shares
Basic	29,494	28,061	29,301	28,068
Diluted	30,060	28,266	29,830	28,312

Note A - Included in cost of sales in the three and six months ended June 30, 2005 are approximately $1.8 million and $4.2 million, respectively, in acquisition-transition related costs. Included in cost of sales in the three and six months ended June 30, 2006 are approximately $2.8 million and $4.6 million, respectively, in acquisition-transition related costs.

Note B - Included in selling and administrative expense in the three and six months ended June 30, 2006 are approximately $0.8 million and $1.6 million, respectively, of share-based payment expense.

Note C - Included in other expense in the three months ended June 30, 2005 are the following: $0.7 million in environmental settlement costs, $0.4 million in costs related to the termination of a product offering and $1.4 million in acquisition-related costs. Included in other expense in the six months ended June 30, 2005 are the following: $0.7 million in environmental

CONMED News Release Continued	Page 6 of 10	July 25, 2006

settlement costs, $0.9 million in costs related to the termination of a product offering and $2.8 million in acquisition-related costs.

Included in other expense in the three months ended June 30, 2006 are the following: $0.6 million in costs related to the write-off of inventory in settlement of a patent dispute and $1.0 million in acquisition-related costs. Included in other expense in the six months ended June 30, 2006 are the following: $0.6 million in costs related to the write-off of inventory in settlement of a patent dispute, $0.1 million in costs related to the termination of a product offering and $1.5 million in acquisition-related costs.

CONMED News Release Continued	Page 7 of 10	July 25, 2006

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,	June 30,
	2005	2006
Current assets:
Cash and cash equivalents	$3,454	$5,080
Accounts receivable, net	83,327	80,920
Inventories	152,428	153,661
Deferred income taxes	12,887	12,341
Other current assets	3,419	3,902
Total current assets	255,515	255,904
Property, plant and equipment, net	104,224	109,058
Goodwill and other intangible assets, net	527,053	527,406
Other assets	16,991	15,210
Total assets	$903,783	$907,578

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,208	$3,053
Other current liabilities	57,924	58,987
Total current liabilities	62,132	62,040
Long-term debt	302,643	296,902
Deferred income taxes	62,554	65,597
Other long-term liabilities	23,448	25,982
Total liabilities	450,777	450,521

Shareholders' equity:
Capital accounts	202,810	197,785
Retained earnings	259,932	267,686
Accumulated other comprehensive loss	(9,736)	(8,414)
Total equity	453,006	457,057

Total liabilities and shareholders' equity	$903,783	$907,578

CONMED News Release Continued	Page 8 of 10	July 25, 2006

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2005	2006
Cash flows from operating activities:
Net income	$21,273	$7,754
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	15,282	14,670
Share-based payment expense	-	1,585
Deferred income taxes	7,365	3,650
Sale of accounts receivable	(3,000)	-
Other, net	(11,025)	(194)
Net cash provided by operating activities	29,895	27,465

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(8,098)	(10,247)
Payments related to business acquisitions net of cash acquired	(364)	(2,458)
Proceeds from sale of equity investment	-	1,205
Net cash used in investing activities	(8,462)	(11,500)

Cash flow from financing activities:
Payments on debt	(28,979)	(141,896)
Proceeds of debt	8,000	135,000
Payments related to issuance of debt	-	(1,260)
Net proceeds from common stock issued under employee plans	13,020	1,238
Repurchase of common stock	(7,759)	(7,848)
Other, net	(396)	(572)
Net cash provided by financing activities	(16,114)	(15,338)

Effect of exchange rate change
on cash and cash equivalents	(3,002)	999

Net increase in cash and cash equivalents	2,317	1,626

Cash and cash equivalents at beginning of period	4,189	3,454

Cash and cash equivalents at end of period	$6,506	$5,080

CONMED News Release Continued	Page 9 of 10	July 25, 2006

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
(In thousands except per share amounts)
(unaudited)
	Three months ended
	June 30,
	2005	2006

Reported net income	$10,508	$3,414

Acquisition-transition related costs included
in cost of sales	1,827	2,760

Write-off of inventory in settlement of a patent dispute	-	595

Environmental settlement costs	698	-

Termination of product offering	429	27

Other acquisition-related costs	1,449	962

Total other expense	2,576	1,584

Loss on early extinguishment of debt	-	678

Unusual expense before income taxes	4,403	5,022

Provision (benefit) for income taxes on unusual expense	(1,519)	(1,808)

Net income before unusual items	$13,392	$6,628

Per share data:

Reported net income
Basic	$0.36	$0.12
Diluted	0.35	0.12

Net income before unusual items
Basic	$0.45	$0.24
Diluted	0.45	0.23

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 10 of 10	July 25, 2006

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
(In thousands except per share amounts)
(unaudited)

	Six months ended
	June 30,
	2005	2006

Reported net income	$21,273	$7,754

Acquisition-transition related costs included
in cost of sales	4,165	4,589

Write-off of inventory in settlement of a patent dispute	-	595

Environmental settlement costs	698	-

Termination of product offering	949	83

Other acquisition-related costs	2,829	1,476

Total other expense	4,476	2,154

Loss on early extinguishment of debt	-	678

Unusual expense before income taxes	8,641	7,421

Provision (benefit) for income taxes on unusual expense	(2,981)	(2,672)

Net income before unusual items	$26,933	$12,503

Per share data:

Reported net income
Basic	$0.73	$0.28
Diluted	0.71	0.27

Net income before unusual items
Basic	$0.92	$0.45
Diluted	0.90	0.44

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.